EXHIBIT 10.1

14 May 2009

The Directors
Royal Wolf Australia Group
PO Box 834
Level 2, 22-28 Edgeworth David Avenue
Hornsby NSW 2077

Dear Sir/Madam

Royal Wolf Australia Group Letter of Offer – Further Variation Letter

We refer to our Letter of Offer dated 17 December 2008 between Australia and New Zealand Banking Group Limited (ANZ) and the Royal Wolf Australia Group (Facility Agreement).

Unless otherwise defined, capitalised terms in this letter have the meanings given to them in the Facility Agreement.

The Royal Wolf Australia Group has requested that the Facility Agreement be varied in order that certain of the financial covenants in the Financial Requirements and Other Conditions Schedule to the Facility Agreement applicable to the Royal Wolf Australia Group for the compliance period ending 31 March 2009 apply to the Royal Wolf Australia Group for the compliance period ending 30 June 2009 in place of the financial covenants currently expressed to apply for the compliance period ending 30 June 2009 (Requested Variation).

1	Variation and Amendment

ANZ agrees to the Requested Variation on the following conditions (Conditions):

.1
the financial covenants in the Financial Requirements and Other Conditions Schedule to the Facility Agreement applicable to the Royal Wolf Australia Group for the compliance period ending 30 June 2009 are as follows:

.1	Consolidated Interest Cover: The interest cover ratio as at 30 June 2009 will not be less than 2.25:1.

.2	Consolidated Senior Debt Interest Cover: The senior debt interest cover ratio for the relevant financial quarter on a rolling basis must be equal to or greater than 3.50:1 at all times.

.3
Consolidated Gearing Ratio: Total Debt (excluding loans from General Finance Corporation to the Royal Wolf Australia Group) to adjusted trailing EBITDA for the relevant financial quarter must be equal to or less than 5.50:1, as at 30 June 2009.

.4	Consolidated Gearing Ratio: Senior Debt to adjusted trailing EBITDA ratio for the relevant financial quarter must be equal to or less than 4.50:1 as at 30 June 2009.

.5
Consolidated Loan to valuation limitation: Face value of facilities drawn and unpaid under the Commercial Bill Facilities, Overdraft Facility, Multi-Option Facility (2) and ANZ NZ Term Debt Facilities (being the Bill Priced Term Loan Facility which is currently NZD2,025,000 and the Bill Priced Term Loan Facility which is currently NZD10,329,000) must not exceed 80% of the Orderly Liquidation value of the Royal Wolf Australia Group’s container fleet;

.2	that the Royal Wolf Australia Group makes each of the following repayments of principal under the following facilities on the following dates:

Amount	Facility	Repayment date
A$150,000	Interchangeable Facility (5)	17/06/09
At least A$1,250,000 or another amount agreed in writing by ANZ	To be applied towards payment of principal outstanding under any Commercial Bill Facility as determined by ANZ	17/09/09 and each subsequent rollover date, provided that a minimum amount of A$5 million must be repaid on or before 30/06/10

.3
that the USD3.1m short-term debt owed by GFN Australasia Holdings Pty Ltd (GFNAH) (or any of its subsidiaries, including Royal Wolf Trading Australia Pty Ltd) to General Finance Corporation (Short Term GFN Debt) and accrued management fees payable to GFN U.S. Australasia Holdings Inc. (Management Fees) are restructured as follows:

Total Amount (USD)
Current:
Short Term GFN Debt	3,100,000
Accrued unpaid Management Fees	1,300,000
Total	4,400,000
Post-restructure:
Conversion to equity in GFNAF	2,300,000
Monthly payments of USD100,000 in lieu of Short Term GFN Debt.	1,200,000
To be deferred to non-current payable	900,000
Total	4,400,000

.4
by no later than 15 July 2009, ANZ and GFN to have agreed upon the terms of the hedging arrangements to hedge the foreign currency exchange risks for at least 50% of the Bison Debt outstanding at that date. Bison Debt for the purposes of this clause means all money which GFNAF is or at any time becomes actually or contingently liable to pay to or for the account of Bison under the (1) Secured Senior Subordinated Promissory Note dated on or about 13 September 2007 in the principal amount of about USD16,816,000 issued by GFNAF to Bison Capital Australia, L.P. (Bison); and (2) Secured Senior Subordinated Promissory Note dated on or about 1 May 2008 in the principal amount of about USD5,500,000 issued by GFNAF to Bison;

.5
that evidence satisfactory to ANZ has been provided to ANZ that at least A$9,000,000 (or such other amount as agreed by ANZ) of the aggregate face value of the notes issued by General Finance Corporation to GFNAH or any of its subsidiaries (including Royal Wolf Trading Australia Pty Ltd) from time to time has been converted into equity in GFNAF by 30 June 2009;

.6
that the Management Fees payable to GFN U.S. Australasia Holdings Inc. for the remainder of the 2009 financial year and for the 2010 financial year may be accrued but must not be paid without ANZ’s prior written consent and must be deferred to non-current payable;

.7
that the USD5,500,000 debt owed by GFNAF to or for the account of Bison, maturing on 1 July 2010 cannot be extended, rescheduled or refinanced without ANZ’s prior written consent, such consent not to be unreasonably withheld if that extension, rescheduling or refinancing will be subject to subordination arrangements and other terms and conditions substantially similar to those that are currently applicable to that debt;

.8	that with effect on and from 30 June 2009 the interest rate applicable to the facilities and the tenor of the facilities will be as follows:

[to be considered]; and

.9	that ANZ receives payment of a restructuring fee of, A$[to be considered & agreed by ANZ and Royal Wolf] by 15 July 2009.

2	Other Conditions

.1	Each Royal Wolf Australia Group company further agrees that:

.1
ANZ may, prior to 30 June 2009, appoint a qualified person at the cost of the Royal Wolf Australia Group to review and report on the Royal Wolf Australia Group’s financial position (including its cashflow and repayment capacity, and the reasonableness of the financial year end assumptions and covenants) and value of the business (Financial Review Report).  It will cooperate in all respects with the person appointed and comply with all reasonable requests made by that person; and

.2	after receiving and reviewing:

.A	the Royal Wolf Australia Group’s forward projected statements (balance sheet, profit & loss and cashflow forecast) for the 2010 financial year; or

.B	the Financial Review Report;

ANZ may, at its absolute discretion, give notice to the Royal Wolf Australia Group of any amendments it proposes to make (Review Notice) to:

any financial covenants under the Facility Agreement to apply for each successive compliance period after the one ending 30 June 2009; or

the amortisation of any facility under the Facility Agreement (including the repayments referred to in paragraph 1.2 above).

.2	An event of default for the purposes of the Facility Agreement and the General Conditions 2003 accepted by the Royal Wolf Australia Group will occur if:

.1	any Royal Wolf Australia Group company does not comply with any of the Conditions specified in paragraph 1 above; or

.2
any Obligor (as listed in the Schedule to this letter) fails to effect any amendments to the Facility Agreement or any related documents specified in the Review Notice given under paragraph 2.1(3) above within 45 days of ANZ giving that Review Notice.

3	General

.1	To the extent there is any inconsistency between the Facility Agreement and this letter, the terms of this letter will prevail.

.2	Other than as provided in this letter, the Facility Agreement and all related documents will remain in full force and effect.

.3
Other than as expressly stated in this letter, nothing in this letter will be deemed to constitute a waiver of any of the rights and remedies provided to ANZ under or in connection with the Facility Agreement or any related document, all of which are reserved in full.

.4	This letter is governed by the laws of New South Wales and the Royal Wolf Australia Group submits to the non-exclusive jurisdiction of the courts of that place.

.5	This letter may be executed in counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

.6	The Royal Wolf Australia Group agrees to pay or reimburse ANZ for all costs in connection with the registration, stamping, preparation, execution and enforcement of this letter.

4	Acknowledgement

.1
This letter will take effect on the acceptance of these terms and conditions by each Obligor (as listed in the Schedule to this letter).   Please acknowledge your agreement to, and acceptance of, the terms of this letter by signing, dating and returning the enclosed copy of this letter.  Please note that this letter will expire on 22 May 2009 if it is not accepted by you by that date

.2	By countersigning this letter, each Obligor agrees that:

.1	the Facility Agreement is amended as set out in this letter; and

.2	its obligations in respect of the guarantee and indemnity and securities provided by it will remain in full force and effect.

Yours faithfully,

/s/ Zaheed Zhan                                                                                     /s/ Trevor Auld

Zaheed Khan                                                                                       Trevor Auld
Relationship Manager                                                                       Director
ANZ Corporate                                                                                   ANZ Corporate

Schedule – Obligors

Each Royal Wolf Australia Group company

Royalwolf Trading New Zealand Ltd (Company No. 1062072)

Royalwolf NZ Acquisition Co. Limited (Company No. 2115393)

Acceptance

Acknowledged and agreed by:

Executed by GFN Australasia Holdings Pty Ltd ACN 121 226 793 in accordance with section 127 of the Corporations Act 2001:
/s/ Peter McCann	/s/ Robert Allan
Director/company secretary	Director
Peter McCann	Robert Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:…22/5/09………………………..

Executed by GFN Australasia Finance Pty Ltd ACN 121 227 790 in accordance with section 127 of the Corporations Act 2001:
/s/ Peter McCann	/s/ Robert Allan
Director/company secretary	Director
Peter McCann	Robert Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date: …22/5/09………………………..

Executed by RWA Holdings Pty Ltd ACN 106 913 964 in accordance with section 127 of the Corporations Act 2001:
/s/ Peter McCann	/s/ Robert Allan
Director/company secretary	Director
Peter McCann	Robert Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date: …22/5/09………………………..

Executed by Royal Wolf Trading Australia Pty Ltd ACN 069 244 417 in accordance with section 127 of the Corporations Act 2001:
/s/ Peter McCann	/s/ Robert Allan
Director/company secretary	Director
Peter McCann	Robert Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date: …22/5/09………………………..

Executed by Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 in accordance with section 127 of the Corporations Act 2001:

Director/company secretary	Director

Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date: …22/5/09………………………..

Executed by Royalwolf Trading New Zealand Ltd (Company No. 1062072) in accordance with its Constitution in the presence of:

Director	Director

Name of director (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date: …22/5/09………………………..

Executed by Royalwolf NZ Acquisition Co. Limited (Company No. 2115393) in accordance with its Constitution in the presence of:

Director	Director

Name of director (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date: …22/5/09………………………..